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EXHIBIT (a)(i)
ARTICLES OF INCORPORATION OF THE FUND

                          ARTICLES OF INCORPORATION OF

                            USLIFE INCOME FUND, INC.

     FIRST: I, THE UNDERSIGNED ANTHONY J. STILO, whose post-office address is 125 Maiden Lane, New York. New York 10038, being at least twenty-one years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, act as incorporator with the intention of forming a corporation.

     SECOND: The name of the corporation is USLIFE INCOME FUND, INC.

     THIRD: The purposes for which the corporation is formed are:

     To purchase or otherwise acquire, invest and reinvest in, own, hold, sell or otherwise dispose of securities of every kind and nature, including, without limitation, stocks, warrants and rights exercisable for stock, bonds, debentures, obligations or evidences of indebtedness, bank acceptances and commercial paper.

     To exercise any and all rights, powers or privileges of individual ownership or interest in respect of securities owned by it or in which it has any interest.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland or other applicable corporation law or laws as in effect, from time to time, in the State of Maryland, and in general, to do any or all such other things in connection with the objects and purposes of the corporation hereinbefore set forth, as are, in the opinion of the Board of Directors of the corporation, necessary, incidental, relative or conducive to the attainment of such objects arid purposes; and to do such acts and things, and to exercise any and all such powers to the same extent as a natural person might or could lawfully do to the full extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to the corporation.

     The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation or any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes.




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     Nothing herein contained shall be construed as giving the corporation any rights, powers or privileges not permitted to it by law.

     FOURTH: The post-office address of the principal office of the corporation in this State is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

     FIFTH: The total number of shares of stock which the corporation shall have authority to issue is ten million (10.000,000) shares, of Common Stock, of the par value of One Dollar ($1.00) each and of the aggregate par value of Ten Million Dollars ($10,000,000), all of which shall be of the same class.

     SIXTH: The number of directors of the corporation shall initially be three, and the names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are: Gordon E. Crosby, Jr., Anthony J. Stilo and Samuel J. Giuliano. However, the By-Laws of the corporation may fix the number of directors at a number other than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than three, and to fill the vacancies created by and such increase in the number of directors. Unless otherwise provided by the By-Laws of the corporation, the directors of the corporation need not be shareholders.

     SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

     1. The Board of Directors shall have the general management and control of the business and property of the corporation, and may exercise all the powers of the corporation, except such as are by law or by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders.

     The corporation may in its By-Laws confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

     2. No holder of shares of stock of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized.




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     All persons who shall acquire stock in the corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

     3. The corporation reserves the right to take any lawful action and to make any amendment of these Articles of Incorporation, including the right to make any amendment which changes the terms of any shares of the capital stock of the corporation of any class now or hereafter authorized by classification, reclassification, or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the corporation as an entirety, or substantially as an entirety, with or without its good will and franchise, if a majority of all the shares of the capital stock of the corporation at the time issued and outstanding and entitled to vote, vote in favor of any such action or amendment, or consent thereto in writing, and reserves the right to make any amendment of these Articles of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law.

     4. The stockholders and directors may hold their meetings and have an office or offices outside the State of Maryland, and the books of the Company may be kept (subject to any provision contained in any applicable statute) outside the State of Maryland at such place or places as may be from time to time designated by the Board of Directors.

     EIGHTH: Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purposes for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the corporation, as to the market value of any security or fair value of any other asset of the corporation as to the number of shares of the corporation outstanding, as to the estimated expense to the corporation in connection with purchases of its shares, as to the ability to liquidate securities in orderly fashion, as to the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for such shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of securities of shares of the corporation, shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding,




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evidenced by acceptance of certificates for such shares, that any and all such determinations shall be binding as aforesaid.

     Nothing in these Articles of Incorporation shall be construed to protect any director or officer of the corporation against any liability to the corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     NINTH: The corporation is adopting its corporate title by permission of USLIFE ADVISERS, INC., and the corporation's right to use the name "USLIFE" is subject to the right of USLIFE ADVISERS, INC. or assigns at any time to elect that the corporation stop using the name "USLIFE" in any form or combination as part of its name, in any literature or reference whatsoever. All proprietary interest in the name "USLIFE" shall remain exclusively the property of USLIFE ADVISERS, INC., and at the written request of USLIFE ADVISERS, INC. or assigns, delivered to the corporation at its principal office in New York, New York, the corporation shall forthwith stop using the name "USLIFE" in accordance with the provisions of such request, and shall cause these Articles of Incorporation to be amended so as to delete the name "USLIFE" from its corporate title. The provisions hereof are binding upon the corporation, its directors, officers, stockholders, creditors, and all other persons claiming under or through it. The terms of this paragraph do not preclude the use of the name "USLIFE" by any other person or organization, whether now existing or hereafter created, to which USLIFE ADVISERS, INC. may grant the right to use such name.

     TENTH: The duration of the corporation shall be perpetual.

     IN WITNESS WHEREOF, the undersigned incorporator ANTHONY J. STILO, who executed the foregoing Articles of Incorporation, hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

     Dated the 23rd day of October, 1972.


/s/ ANTHONY J. STILO